SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Atheros Communications, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On March 14, 2011, the Delaware Court of Chancery (the “Court”) vacated its earlier order enjoining Atheros Communications, Inc. (the “Company”) from holding any vote by the Company’s stockholders upon a proposal to approve the merger pursuant to which the Company would become a wholly owned subsidiary of QUALCOMM Incorporated. The Court determined that the additional disclosures filed by the Company with the Securities and Exchange Commission (“SEC”) on March 7, 2011 (the “Definitive Additional Materials”), which supplemented the definitive proxy statement dated February 10, 2011 (the “Proxy Statement”), provided stockholders with appropriate curative disclosures as identified in the Court’s March 4, 2011 Memorandum Opinion, and the Court vacated its March 4, 2011 order in accordance with its terms.

The special meeting of the Company’s stockholders to vote on the merger proposal will be held on Friday, March 18, 2011 at 1:00 p.m., Pacific Time, at 1700 Technology Drive, San Jose, California 95110.

Any stockholder who has previously delivered a proxy may revoke and revote it at any time before the polls close at the special meeting on March 18, 2011. Stockholders who do not wish to revoke their votes, including stockholders who have already voted in favor of or against the merger proposal or the adjournment proposal and do not wish to change that vote, do not need to take any further action. All shares of the Company’s common stock represented by properly executed proxies that are received in time for the special meeting on March 18, 2011 and that are not revoked, will be voted at the special meeting in the manner specified by the holder.

The Company’s stockholders of record as of February 9, 2011, the record date for the special meeting, who have not yet voted and still wish to do so may vote in the manner set forth in the Proxy Statement. Stockholders who have questions about the merger or how to submit proxies, or who need additional copies of the Proxy Statement or the proxy card or who have questions about the Definitive Additional Materials may contact the Company’s proxy solicitor, Georgeson Inc., toll-free at 866-296-5716 or 212-440-9800.

The Company’s board of directors, which previously recommended that the Company’s stockholders adopt the merger agreement, reaffirms that recommendation and encourages stockholders to vote “FOR” the adoption of the merger agreement at the special meeting.

Important Information

In connection with the proposed transaction with QUALCOMM Incorporated, the Company has filed the Proxy Statement and other relevant materials with the SEC. On or about February 14, 2011 and March 7, 2011, the Company began mailing the Proxy Statement and the Definitive Additional Materials, respectively, to stockholders of record as of the close of business on February 9, 2011. Before making any voting decision with respect to the proposed transaction, stockholders of the Company are urged to read the Proxy Statement and other relevant materials filed with the SEC because they contain important information about the proposed transaction. The Proxy Statement and any other documents filed by the Company with the SEC may be obtained free of charge at the

SEC’s website at www.sec.gov or from the Company at www.atheros.com or by contacting Atheros Investor Relations at: david.allen@atheros.com or 408-830-5762.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. A list of the names of the Company’s executive officers and directors and a description of their respective interests in the Company are set forth in the Proxy Statement filed with the SEC in connection with the proposed transaction, and in any documents subsequently filed by its executive officers and directors under the Securities Exchange Act of 1934, as amended. Certain executive officers and directors of the Company have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits they may receive in connection with the proposed transaction are described in the Proxy Statement filed with the SEC in connection with the proposed transaction, which may be obtained free of charge from the sources indicated above.